UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07Other Events.

On September 30, 2026, Trinseo PLC (the “Company”) held its 2026 Annual General Meeting of Shareholders. The Annual General Meeting was adjourned to this date because a quorum was not present on September 23, 2026, the date originally established for the Annual General Meeting. Pursuant to Article 88 of the Company’s Constitution, if at an adjourned meeting a quorum is not present within one hour from the start of such adjourned meeting, the shareholders present shall constitute a quorum. A total of 491,031 shares were present or represented by proxy at the Annual General Meeting, which pursuant to Article 88 of the Company’s Constitution constituted a quorum. The Company’s shareholders voted on the following proposals and cast their votes as set forth below.

Annual General Meeting Proposal One: Election of Eleven Directors

The Company’s shareholders approved the election of eleven director nominees to serve a term expiring at the end of the 2027 annual general meeting of shareholders by the votes set forth in the table below:

Name	For	Against	Abstain	Broker Non-Votes
K’Lynne Johnson	488,160	2,871	0	0
Joseph Alvarado	488,160	2,871	0	0
Frank Bozich	490,580	451	0	0
Victoria Brifo	488,160	2,871	0	0
Jeffrey Cote	487,709	3,322	0	0
Jeanmarie Desmond	488,160	2,871	0	0
Matthew Farrell	487,709	3,322	0	0
Carol Flaton	491,031	0	0	0
Jill Frizzley	491,031	0	0	0
Sandra Beach Lin	488,160	2,871	0	0
Henri Steinmetz	487,709	3,322	0	0

Annual General Meeting Proposal Two: Approval, on an Advisory Basis, of the Company’s Named Executive Officers Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
488,146	2,885	0	0

Annual General Meeting Proposal Three: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the audit committee’s appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2026, and to authorize, by binding vote, the Audit Committee of the Board to set its auditors’ remuneration by the votes set forth in the table below:

For	Against	Abstain
491,031	0	0

Following the tabulation of votes and completion of business, the Annual General Meeting was further adjourned to a date to be determined in the future.

Item 8.01 Other Events.

The Company held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) on September 30, 2026. The Extraordinary General Meeting was adjourned to this date because a quorum was not present on September 23, 2026, the date originally established for the Extraordinary General Meeting. As was previously disclosed, the Extraordinary General Meeting was convened pursuant to Section 1111 of the Irish Companies Act 2014, which requires an extraordinary general meeting to be convened to consider whether any, and if so what, measures should be taken in a situation where the net assets of a public limited company are half or less of the amount of the public limited company’s called-up share capital. No resolutions were proposed and no substantive matters were presented for a vote or otherwise acted upon at the Extraordinary General Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: September 30, 2026